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                                                                EXHIBIT 2.1


                               PLAN OF CONVERSION
                        FROM MUTUAL TO STOCK ORGANIZATION

                         MERCER MUTUAL INSURANCE COMPANY

                            Adopted December 13, 2002
             Amended and Restated March 19, 2003, and April 15, 2003

I. BACKGROUND AND BUSINESS PURPOSE

         As of and effective on December 13, 2002, the Board of Directors of Mercer Mutual Insurance Company ("Mercer Mutual"), after careful study and consideration, adopted by unanimous vote this Plan of Conversion from Mutual to Stock Organization (the "Plan"). Under this Plan, Mercer Mutual will convert from a Pennsylvania mutual insurance company to a Pennsylvania stock insurance company pursuant to the Insurance Company Mutual-to-Stock Conversion Act, 40 P.S. Sections 911-A, et seq. (the "Act") and will become a wholly-owned subsidiary of Mercer Insurance Group, Inc., a holding company (the "Holding Company) incorporated under Pennsylvania law at the direction of Mercer Mutual. Mercer Mutual, as converted, is sometimes hereinafter referred to as the "Converted Company" and the foregoing transaction is sometimes hereinafter referred to as the "Conversion."

         The Conversion is subject to provisions of the Act and the policies of the Pennsylvania Insurance Department (the "Department").

         This Plan is subject to the prior written approval of the Department. This Plan also must be approved by: (i) the affirmative vote of a majority of the members of the Board of Directors of the Holding Company, and (ii) the affirmative vote of at least two-thirds of the votes cast at a meeting of Eligible Policyholders (as hereinafter defined) of Mercer Mutual called for the purpose of considering and voting upon this Plan. Pursuant to this Plan, shares of stock of the Holding Company will be offered at a predetermined and uniform price in a subscription offering pursuant to the exercise of non-transferable subscription rights granted to the following persons (collectively, the "Participants"): first to the Eligible Policyholders of Mercer Mutual; second, to a tax-qualified employee stock benefit plan to be established by the Holding Company, and third, to the directors, officers and employees of Mercer Mutual. Shares not subscribed for in the subscription offering may be offered to the general public in a community offering conducted concurrently with the subscription offering. Shares remaining unsold, if any, then may be offered

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to the general public in a best efforts or firm commitment underwritten public offering. The aggregate purchase price of the Holding Company stock to be sold in the Conversion will be based upon an independent valuation of Mercer Mutual and will reflect the estimated consolidated pro forma market value of the Converted Company as a subsidiary of the Holding Company. The pro forma market value may be that value that is estimated to be necessary to attract full subscription of the shares. The valuation range may be changed or revised only if such change or revision is approved by the Department.

         It is the desire of the Board of Directors of Mercer Mutual to attract new capital to the Converted Company in order to: (i) increase statutory surplus (and thereby strengthen policyholder protection), (ii) support current operations, (iii) achieve diversification of risk through product growth, (iv) fund geographic expansion both through acquisition and increased agency representation, (v) provide increased opportunities for existing employees, and
(vi) create new jobs. It is the further desire of the Board of Directors of Mercer Mutual to reorganize the Converted Company as a wholly-owned subsidiary of the Holding Company. The Board of Directors believes a holding company structure will enhance and improve operational flexibility and facilitate product expansion and acquisitions, in order to diversify risk and enable the Converted Company to compete more effectively with other insurance companies. In addition, the Board of Directors of the Holding Company intends to adopt a stock compensation plan to better attract, motivate and retain highly qualified directors, officers and employees.

         No change will be made in the Board of Directors or management of Mercer Mutual as a result of the Conversion.

II. DEFINITIONS

         Act means the Insurance Company Mutual-to-Stock Conversion Act (40 P.S. Sections 911-A, et seq.).

         Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action toward a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person who acts in concert with another

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Person ("other party") also shall be deemed to be acting in concert with any
Person who also is acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Stock Benefit Plan will be aggregated.

         Affiliate means, with respect to a Person, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         Application means the application for approval of the Conversion to be filed by Mercer Mutual with the Department as described in Section III of this Plan.

         Appraiser means a Person that is not an Affiliate of the Holding Company or Mercer Mutual, experienced and expert in the area of corporate appraisals, to be chosen by Mercer Mutual and retained by it to prepare an independent valuation of the consolidated pro forma market value of the Converted Company as a subsidiary of the Holding Company.

         Associate, when used to indicate a relationship with any Person, means:
(i) any corporation or organization (other than Mercer Mutual, the Holding Company, FHI, a majority-owned subsidiary of Mercer Mutual or the Holding Company or any other entity that is a member of the same consolidated group as Mercer Mutual or the Holding Company under generally accepted accounting principles) of which such Person is an officer or partner or is, directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         Code means the Internal Revenue Code of 1986, as amended.

         Commissioner means the Insurance Commissioner of the Commonwealth of Pennsylvania.

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         Community Offering or Syndicated Community Offering means the offering of shares of Conversion Stock to the general public by the Holding Company concurrently with or subsequent to the Subscription Offering, giving preference to: (i) natural Persons and trusts of natural Persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural Persons have substantial interests) who are Residents of the Local Community, (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is a corporation, partnership, limited liability company or other entity, (iii) licensed insurance agencies that have been appointed by Mercer Mutual to market and distribute policies of insurance, and their affiliates, (iv) named insureds under policies of insurance issued by Mercer Mutual after December 13, 2002, and (v) providers of goods or services to Mercer Mutual. The Holding Company may retain the assistance of a broker-dealer or a syndicate of broker-dealers to assist it in connection with the sale of Conversion Stock in the Community Offering. If a syndicate of broker-dealers is formed, the Community Offering may sometimes be called a Syndicated Community Offering, but in all event the term Community Offering shall be deemed to include a Syndicated Community Offering.

         Conversion means: (i) the amendment of the articles of incorporation of Mercer Mutual to authorize the issuance of shares of Converted Company Capital Stock and to conform to the requirements of a Pennsylvania stock insurance company under the laws of the Commonwealth of Pennsylvania, (ii) the offer and sale of Conversion Stock by the Holding Company in the Subscription Offering, the Community Offering and any Underwritten Public Offering, and (iii) the purchase by the Holding Company of all the Converted Company Capital Stock; all in accordance with the terms of this Plan.

         Conversion Stock means the shares of no par value common stock of the Holding Company to be offered and sold by the Holding Company pursuant to this Plan but shall not include shares of no par value common stock of the Holding Company issued pursuant to the FHC Certificate of Incorporation, the FHC Shareholder Agreement or the Franklin Settlement Agreement.

         Converted Company means Mercer Mutual in its form as a Pennsylvania stock insurance company resulting from its conversion to the stock form of organization in accordance with the terms of this Plan.

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         Converted Company Capital Stock means any and all authorized shares of capital stock of the Converted Company.

         Effective Date means the date articles of conversion with respect to Mercer Mutual are filed in the office of the Department of State of the Commonwealth of Pennsylvania or such later date as may be specified in such articles.

         Eligibility Record Date means the close of business on December 13, 2002, the effective date of the adoption of this Plan by the Board of Directors of Mercer Mutual.

         Eligible Policyholder means a Person who, on the Eligibility Record Date, is a named insured under a Qualifying Policy issued by Mercer Mutual.

         FHC means Franklin Holding Company, Inc., a Delaware insurance holding company, that owns Franklin Insurance Company, a Pennsylvania insurance company, and with respect to which 49% of the voting stock is owned by Mercer Mutual.

         FHC Certificate of Incorporation means the Third Amended and Restated Certificate of Incorporation of FHC.

         FHC Shareholders Agreement means the Shareholders Agreement of Franklin Holding Company, Inc. dated June 1, 2002, by and among FHC, Mercer Mutual and H. Thomas Davis.

         Franklin Settlement Agreement means the Settlement Agreement dated August 18, 2002, between Mercer Mutual and Franklin Mutual Insurance Company pursuant to which Mercer Mutual and Franklin Mutual Insurance Company agreed to terminate certain litigation.

         Holding Company means Mercer Insurance Group, Inc., a Pennsylvania business corporation incorporated at the direction of Mercer Mutual for the purpose of becoming a holding company for the Converted Company.

         Holding Company Stock means any and all authorized shares of capital stock of the Holding Company.

         Local Community means the State of New Jersey and the Commonwealth of Pennsylvania, in their entirety, which States comprise the primary geographic market area of Mercer Mutual.

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         Market Maker means a dealer (i.e., any Person who engages, either for all or part of such Person's time, directly or indirectly, as agent, broker or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security: (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized interdealer quotation system or furnishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at such dealer's quoted prices with other brokers or dealers.

         Maximum of the Valuation Range means the valuation that is fifteen percent (15%) above the midpoint of the Valuation Range as provided in Section VII(A)(1) of this Plan.

         Mercer Mutual means Mercer Mutual Insurance Company.

         Minimum of the Valuation Range means the valuation that is fifteen percent (15%) below the midpoint of the Valuation Range as provided in Section VII(A)(1) of this Plan.

         Offering means the offering of Conversion Stock by the Holding Company in the Subscription Offering, the Community Offering and in the Underwritten Public Offering pursuant to this Plan.

         Officer means an executive officer of the Holding Company or of Mercer Mutual, as the case may be, including the President, the Executive Vice President, any Senior Vice President, and Vice Presidents in charge of principal business functions.

         Order Form means the original order form or forms to be used by Eligible Policyholders and other Persons eligible to purchase Conversion Stock pursuant to this Plan.

         Participant means a Person entitled to purchase shares of Conversion Stock in the Subscription Offering, which includes an Eligible Policyholder, a Tax-Qualified Employee Stock Benefit Plan, or a director, officer or employee of Mercer Mutual.

         Person means any individual, corporation, partnership, association, limited liability company, trust or other entity.

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         Plan means this Plan of Conversion, as it from time to time may be amended, under which Mercer Mutual will convert from a Pennsylvania-chartered mutual insurance company to a Pennsylvania-chartered stock insurance company and become a wholly-owned subsidiary of the Holding Company.

         Purchase Price means the uniform price per share at which the Conversion Stock will be offered and sold in the Offering, which price shall be determined by the Holding Company in accordance with Section VII(A)(2) of this Plan.

         Qualifying Policy means a policy of insurance issued by Mercer Mutual and in force as of the close of business on the Eligibility Record Date.

         Registration Statement means the Registration Statement on Form S-1 and any amendments thereto filed by the Holding Company with the SEC pursuant to the Securities Act of 1933, as amended, to register the offer and sale of shares of Conversion Stock.

         Resident, as used in this Plan in relation to the preference afforded natural Persons and trusts of natural Persons in the Local Community, means any natural Person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within the Local Community) and continues to reside therein at the time of the Subscription and Community Offerings. Mercer Mutual may utilize policyholder records and such other evidence as it may determine to be relevant to make a determination as to whether a Person resides in the Local Community. In the case of a corporation or other business entity, such entity shall be deemed to be a Resident only if its principal place of business or headquarters is located within the Local Community. All determinations as to the status of a Person as a Resident shall be made by Mercer Mutual in its sole and absolute discretion and shall be final and binding.

         SEC means the Securities and Exchange Commission or any successor agency.

         Special Meeting means the Special Meeting of Eligible Policyholders to be called by Mercer Mutual for the purpose of submitting this Plan to Eligible Policyholders for approval.

         Subscription Offering means the offering by the Holding Company of shares of Conversion Stock to Eligible Policyholders, a Tax-Qualified Employee Stock Benefit Plan and

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directors, officers and employees of Mercer Mutual. The Holding Company may retain the assistance of a broker-dealer to assist it in connection with the sale of Conversion Stock in the Subscription Offering.

         Subscription and Community Offering Prospectus means the final prospectus to be used in connection with the Subscription and Community Offerings.

         Subscription Rights means the non-transferable, non-negotiable, personal rights of Eligible Policyholders, the Tax-Qualified Employee Stock Benefit Plan and directors, officers and employees of Mercer Mutual to subscribe to purchase Conversion Stock at the Purchase Price.

         Tax-Qualified Employee Stock Benefit Plan means any defined benefit plan or defined contribution plan of Mercer Mutual or of the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan that, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended. The term "Non-Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan which is not so qualified.

         Underwritten Public Offering means the offer and sale by the Holding Company of Conversion Stock in a best efforts or firm commitment underwritten public offering as contemplated under Section VII of this Plan. The Holding Company may retain the assistance of a broker-dealer or a syndicate of broker-dealers to assist it in connection with the sale of Conversion Stock in the Underwritten Public Offering.

         Valuation Range means the estimated range of the consolidated pro forma market value of Mercer Mutual as a subsidiary of the Holding Company, to be prepared by the Appraiser as provided in Section VII(A)(1) of this Plan.

III. APPLICATION

         Within 90 days after adoption of this Plan by the Board of Directors of Mercer Mutual and prior to submission of this Plan to the Eligible Policyholders for approval at the Special Meeting, Mercer Mutual shall file the Application. The Application shall contain the following:

                  (A) This Plan;

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                  (B) The independent valuation of pro forma market value
         required by Section VII(A) of this Plan;

                  (C) The form of notice required by this Section III;

                  (D) The form of proxy to be solicited from Eligible Policyholders pursuant to Section IV of this Plan;

                  (E) The form of notice required by Section 809-A of the Act to Persons whose policies are issued after adoption of this Plan but before the Effective Date;

                  (F) The proposed amended Articles of Incorporation and Bylaws of the Converted Company; and

                  (G) The acquisition of control statement, as required by
         Section 1402 of the Insurance Company Act of 1921, as amended.

         Upon the filing of the Application, Mercer Mutual shall send a notice by first class mail to each Eligible Policyholder, which notice shall: (i) advise such Eligible Policyholder of the adoption of this Plan, (ii) advise such Eligible Policyholder of the filing of this Plan with the Department, (iii) notify such Eligible Policyholder of his or her right to provide comments on this Plan to the Department and to Mercer Mutual, (iv) advise such Eligible Policyholder of the procedure to be followed in providing comments on this Plan;
(v) notify such Eligible Policyholder of his or her right to request and receive a copy of this Plan; and (vi) disclose to such Eligible Policyholder that the initial Plan is not the final approved Plan and that the Commissioner's approval, if any, of the final Plan does not constitute or imply endorsement of this Plan or the Conversion by the Commissioner or the Department. Such notice may be given by mailing one notice to the address of each Qualifying Policy, as such address appears on the records of Mercer Mutual. In the case of a Qualifying Policy with more than one named insured, separate notices to each Person who is an Eligible Policyholder in respect of such Qualifying Policy shall not be required.

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IV. THE SPECIAL MEETING

         Following the filing of the Application with, and its approval by, the Department, a Special Meeting to vote on this Plan shall be held by Mercer Mutual in accordance with the bylaws of Mercer Mutual and applicable law. Notice of the Special Meeting will be given by Mercer Mutual to Eligible Policyholders by mailing: (i) a notice of special meeting, (ii) a proxy statement, (iii) a form of proxy authorized for use by the Department, and (iv) a copy of this Plan as approved by the Department, to the address of each Eligible Policyholder as such address appears on the records of Mercer Mutual on the Eligibility Record Date. Distribution of the proxy solicitation materials described in (i)-(iv) above shall commence at least 30 days prior to the date of the Special Meeting.

         Pursuant to the Act, this Plan must be approved by the affirmative vote of at least two-thirds of the votes cast at the Special Meeting. Voting may be in person or by proxy. The Department shall be promptly notified of the vote of the Eligible Policyholders taken at the Special Meeting.

V. DISTRIBUTION OF OFFERING DOCUMENTS

         The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Community Offering concurrently with, or any time after, commencement of the solicitation of proxies from Eligible Policyholders. Upon commencement of the Subscription Offering, Mercer Mutual shall mail a Subscription and Community Offering Prospectus to each Eligible Policyholder and, in its discretion, may include the Subscription and Community Offering Prospectus with the mailing of the proxy solicitation materials.

         The Holding Company may close the Subscription Offering and the Community Offering before the Special Meeting, provided that the sale of the Conversion Stock is conditioned upon approval of this Plan by the Eligible Policyholders.

         Prior to the commencement of the Subscription and Community Offerings, the Holding Company shall file the Registration Statement with the SEC pursuant to the Securities Act of 1933, as amended. The Holding Company shall not distribute the Subscription and Community

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Offering Prospectus until the SEC has declared the Registration Statement effective. The Subscription and Community Offering Prospectus may be combined with the proxy statement prepared in connection with the Special Meeting.

VI. CONSUMMATION OF CONVERSION

         The Effective Date will be the date upon which Articles of Conversion are filed by Mercer Mutual in the office of the Department of State of the Commonwealth of Pennsylvania. On the Effective Date, the Conversion Stock will be issued and sold by the Holding Company, the Converted Company Capital Stock will be issued and sold by Mercer Mutual to the Holding Company and the Converted Company will become a wholly-owned subsidiary of the Holding Company. The Converted Company will issue to the Holding Company 100,000 shares of common stock, representing all of the shares of Converted Company Capital Stock to be issued in the Conversion, and the Holding Company will pay to the Converted Company that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under this Plan as may be determined by the Holding Company, subject to any requirement of the Department. Notwithstanding anything contained herein to the contrary, the Effective Date shall not occur unless the requirement of VII(A)(4) of this Plan that the updated estimated valuation (as described therein) fall within the Valuation Range (as defined therein) is satisfied.

VII. THE OFFERING

      A. DETERMINATION OF THE NUMBER OF SHARES OF CONVERSION STOCK REQUIRED TO BE OFFERED AND SOLD

         The number of shares of Conversion Stock required to be offered and sold in the Conversion will be determined as follows:

         1. Appraiser. An expert who is experienced in the field of corporate appraisals and who is not an Affiliate of the Holding Company or Mercer Mutual (the "Appraiser") will be retained by the Holding Company and Mercer Mutual to prepare an independent valuation of the consolidated pro-forma market value of the Converted Company as a subsidiary of the Holding Company. The Appraiser will establish a valuation range (the "Valuation Range") consisting of a midpoint valuation, a valuation fifteen percent (15%) above the midpoint valuation (the

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"Maximum of the Valuation Range") and a valuation fifteen percent (15%) below the midpoint valuation (the "Minimum of the Valuation Range"). The valuation of the Appraiser will be based upon the financial condition of Mercer Mutual, a comparison of Mercer Mutual with comparable publicly-held insurance companies, and such other factors as the Appraiser may deem to be relevant and as are not inconsistent with the provisions of the Act, including (as required by the Act) that value which the Appraiser estimates to be necessary to attract a full subscription for the Conversion Stock. The independent valuation of the Appraiser will be submitted to the Department as part of the Application to be filed by Mercer Mutual for approval of the Conversion.

         2. Purchase Price. The Purchase Price will be uniform as to all purchasers in the Offering, will be determined by the Holding Company, and will be an amount that when multiplied by the number of shares of Conversion Stock offered (without regard to the shares offered or issued pursuant to clauses VII(A)(3)(ii) and (iii)) is within the Valuation Range.

         3. Number of Shares of Conversion Stock to be Offered. The number of shares of Conversion Stock to be offered in the Offering shall be equal to the sum of: (i) the Maximum of the Valuation Range divided by the Purchase Price, plus (ii) the number of shares required to enable the Tax-Qualified Employee Stock Benefit Plan to purchase in the aggregate ten percent (10%) of the total shares of Conversion Stock issued in the Offering.

         4. Number of Shares of Conversion Stock to be Sold. Immediately following the completion of the Subscription Offering and the Community Offering, the Appraiser will submit to the Holding Company and to the Department its updated estimate of the pro-forma fair market value of the Converted Company as a subsidiary of the Holding Company, as of the later of the last day of the Subscription Offering or the last day of the Community Offering. If such updated estimated valuation does not fall within the Valuation Range, then the Holding Company, after consultation with the Department, may cancel the Offering and terminate this Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Department.

         If such updated estimated valuation falls within the Valuation Range, the following steps will be taken:

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                  (a) Subscription Offering Meets or Exceeds Maximum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Maximum of the Valuation Range, then in such event the Conversion shall be promptly consummated and the Holding Company on the Effective Date shall issue shares of Conversion Stock to the subscribing Participants; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering. In the event of an oversubscription in the Subscription Offering, shares of Conversion Stock shall be allocated among the subscribing Participants as provided in Section VII(C) below; provided, however, that no fractional shares of Conversion Stock shall be issued.

                  (b) Subscription Offering Meets or Exceeds Minimum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares of Conversion Stock subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, but less than the Maximum of the Valuation Range, then in such event the Conversion shall be promptly consummated and the Holding Company on the Effective Date shall issue to the subscribing Participants shares of Conversion Stock in an amount sufficient to satisfy the subscriptions of such Participants in full. To the extent that shares of Conversion Stock remain unsold after the subscriptions of all Participants in the Subscription Offering have been satisfied in full, the Holding Company shall have the right in its absolute discretion to accept, in whole or in part, subscriptions received from any or all subscribers in the Community Offering and/or to sell shares of Conversion Stock to purchasers in an Underwritten Public Offering; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering; and, provided further, that no fractional shares of Conversion Stock shall be issued.

                  (c) Subscription Offering Does Not Meet Minimum. If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares of Conversion Stock subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event the Holding Company shall accept subscriptions received from subscribers in the Community Offering and/or sell shares of Conversion Stock to purchasers in an Underwritten Public Offering. If the aggregate number of shares of Conversion Stock subscribed for in the Subscription Offering, the Community Offering

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and in any Underwritten Public Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, then in such event the Conversion shall be consummated promptly and the Holding Company on the Effective Date shall: (i) issue to subscribing Participants shares of Conversion Stock in an amount sufficient to satisfy the subscriptions of such Participants in full, and (ii) issue to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering such additional number of shares of Conversion Stock such that the aggregate number of shares of Conversion Stock to be issued to subscribing Participants, to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering multiplied by the Purchase Price shall be equal to the Minimum of the Valuation Range; provided, however, that no fractional shares of Conversion Stock shall be issued. The Holding Company may in its absolute discretion elect to issue shares of Conversion Stock to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering in excess of the number determined by reference to clause (ii) of the preceding sentence; provided, however, that the number of shares of Conversion Stock issued shall not exceed the number of shares of Conversion Stock offered in the Offering.

                  (d) Offering Does Not Meet Minimum. If the aggregate number of shares of Conversion Stock subscribed for in the Subscription Offering, the Community Offering and in any Underwritten Public Offering multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event the Holding Company, in consultation with the Department, may cancel the Offering and terminate this Plan, establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be approved by the Department.

                  If, following a reduction in the Valuation Range approved by the Department, the aggregate number of shares of Conversion Stock subscribed for in the Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range (as such Valuation Range has been reduced), then in such event the Conversion shall be promptly consummated. The Holding Company on the Effective Date shall: (i) issue shares of Conversion Stock to Participants in the Subscription Offering in an amount sufficient to satisfy the subscriptions of such subscribers in full, and (ii) issue to subscribers in the Community Offering and/or to purchasers in any Underwritten Public Offering such additional number of shares of Conversion Stock such that the aggregate number of shares of Conversion Stock to be issued multiplied by

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the Purchase Price shall be at least equal to the Minimum of the Valuation Range
(as such Valuation Range has been reduced).

                  (e) Discretion of the Holding Company; Dilution. Notwithstanding anything to the contrary set forth in this Plan, the Holding Company shall have the right in its absolute discretion and without liability to any subscriber, purchaser, underwriter or any other Person: (i) to determine which subscriptions, if any, to accept in the Community Offering and to accept or reject any such subscription in whole or in part for any reason or for no reason, and (ii) to determine whether and to what extent shares of Conversion Stock are to be sold in an Underwritten Public Offering. Any subscriptions accepted in the Community Offering and any shares of Conversion Stock sold in an Underwritten Public Offering will be dilutive to the ownership interests of Eligible Policyholders.

      B.    SUBSCRIPTION RIGHTS

         Subscription Rights are nontransferable, nonnegotiable personal rights to subscribe for and purchase shares of Conversion Stock at the Purchase Price. Subscription Rights will be granted by the Holding Company, without payment, to each Participant. The receipt of Subscription Rights by a Participant will permit (but will not require) the Participant to subscribe to purchase shares of Conversion Stock at the Purchase Price in the Subscription Offering.

         The exercise of Subscription Rights is irrevocable and an executed Order Form may not be modified, amended or rescinded. Conversely, the failure of a Participant to timely deliver a duly executed Order Form, together with full payment for the shares of Conversion Stock subscribed for, will be deemed to constitute an irrevocable waiver and release by the Participant of all rights to subscribe for and purchase Conversion Stock in the Subscription Offering.

      C.    THE SUBSCRIPTION OFFERING

         Subscription Rights to purchase shares of Conversion Stock at the Purchase Price will be distributed by the Holding Company to the Participants in the following priorities:

         1. Eligible Policyholders. Each Eligible Policyholder will receive, without payment, Subscription Rights to purchase up to the lesser of 3.5% or one hundred thousand (100,000) shares of Conversion Stock; provided, however, that the maximum number of shares that may be purchased by Eligible Policyholders in the aggregate shall be equal to the Maximum of the Valuation Range divided by the Purchase Price. In the event of an oversubscription, shares of Conversion Stock will be allocated among subscribing Eligible Policyholders, as follows. First, shares of Conversion Stock will be allocated among subscribing Eligible Policyholders so as to permit each such Eligible Policyholder, to the extent possible, to purchase the lesser of: (i) 1,000 shares, or (ii) the number of shares for which such Eligible Policyholder subscribed. Second, any shares of Conversion Stock remaining after such initial allocation will be allocated among the subscribing Eligible Policyholders whose subscriptions remain unsatisfied in the proportion in which: (i) the aggregate number of shares as to which each such Eligible Policyholder's subscription remains unsatisfied bears to (ii) the aggregate number of shares as to which all such Eligible Policyholders' subscriptions remain unsatisfied; provided, however, that no fractional shares of Conversion Stock shall be issued. If, because of the magnitude of the oversubscription, shares of Conversion Stock cannot be allocated among subscribing Eligible Policyholders so as to permit each such Eligible Policyholder to purchase the lesser of 1,000 shares or the number of shares subscribed for, then shares of Conversion Stock will be allocated among the subscribing Eligible Policyholders in the proportion in which: (i) the aggregate number of shares subscribed for by each such Eligible Policyholder bears to (ii) the aggregate number of shares subscribed for by all Eligible Policyholders; provided, however, that no fractional shares of Conversion Stock shall be issued.

         2. Tax-Qualified Employee Stock Benefit Plans. The Tax-Qualified Employee Stock Benefit Plan will receive, without payment, Subscription Rights to purchase in the aggregate up to ten percent (10%) of the shares of Conversion Stock to be issued in the Conversion. An oversubscription by Eligible Policyholders shall not reduce the number of Subscription Rights that a Tax-Qualified Employee Stock Benefit Plan will receive pursuant to this paragraph.

         3. Directors, Officers and Employees. Each director, officer and employee of Mercer Mutual will receive, without payment, Subscription Rights to purchase up to the lesser of 3.5% or one hundred thousand (100,000) shares of Conversion Stock; provided, however, that such Subscription Rights shall be subordinated to the Subscription Rights received by Eligible Policyholders and may be exercised only to the extent that there are shares of Conversion Stock that could have been purchased by Eligible Policyholders, but which remain unsold after satisfying the subscriptions of all Eligible Policyholders. In the event of an oversubscription among the directors, officers and employees, shares of Conversion Stock shall be allocated among them on the basis of a point system under which one point will be assigned for each year of service to Mercer Mutual, one point for each then current annual salary increment of $5,000, and one point for each office held in Mercer Mutual. Each subscribing director, officer or employee will then receive that number of shares of Conversion Stock equal to the remaining unallocated shares of Conversion Stock multiplied by a fraction the numerator of which is the number of points held by such director, officer or employee and the denominator of which is the total number of points held by all subscribing directors, officers and employees.

         A director, officer or employee of Mercer Mutual who subscribes to purchase shares of Conversion Stock and who also is eligible to purchase shares of Conversion Stock as an Eligible Policyholder will be deemed to purchase Conversion Stock first in his or her capacity as an Eligible Policyholder.

      D.    COMMUNITY OFFERING

         To the extent that fewer than the maximum number of shares of Conversion Stock permitted to be sold to Eligible Policyholders, any Tax-Qualified Employee Stock Benefit Plan and to the directors, officers and employees of Mercer Mutual are purchased in the Subscription Offering, shares of Conversion Stock may be sold to subscribers in the Community Offering or Syndicated Community Offering as provided in Section VII(A) above. Shares of Conversion Stock will be offered in the Community Offering (which may commence concurrently with the Subscription Offering) to the general public, giving preference to: (i) natural Persons and the trusts of natural Persons (including individual retirement and Keogh retirement accounts and personal trusts in which such natural Persons have substantial interests) who are Residents of the Local Community, (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is a corporation, partnership, limited liability company or other entity, (iii) licensed insurance agencies that have been appointed by Mercer Mutual to market and distribute policies of insurance, and their affiliates, (iv) named insureds under policies of insurance issued by Mercer Mutual after December 13, 2002, and (v) providers of goods or services to Mercer Mutual. In the event that the Holding Company elects to sell shares of Conversion Stock to subscribers in the Community Offering, shares of Conversion Stock will be allocated among such subscribers by the Holding Company in its sole discretion and the Holding Company will have the right in its sole discretion to accept or reject subscriptions from subscribers in the Community Offering, including the preferred subscribers described in clauses (i)-(v) of this paragraph, in whole or in part for any reason or for no reason.

         Subject to the preferences described in the preceding paragraph, the Conversion Stock to be offered in the Community Offering shall be offered and sold in a manner designed to achieve a wide distribution of the Conversion Stock.

      E.    UNDERWRITTEN PUBLIC OFFERING.

         To the extent that fewer than the maximum number of shares of Conversion Stock permitted to be sold to Eligible Policyholders, any Tax-Qualified Employee Stock Benefit Plan and to the directors, officers and employees of Mercer Mutual are purchased in the Subscription Offering, shares of Conversion Stock may be sold in an Underwritten Public Offering as provided in
Section VII(A) above. In the event that an Underwritten Public Offering is impractical, the Holding Company will consult with the Department to determine the most practical alternative available to effect the completion of the Conversion, including a reduction in the Valuation Range.

      F.    LIMITATIONS UPON PURCHASES OF SHARES OF CONVERSION STOCK.

         The following additional limitations and exceptions shall apply to all purchases of Conversion Stock:

         1. To the extent that shares are available, no Person may purchase fewer than the lesser of 25 shares of Conversion Stock or shares of Conversion Stock having an aggregate purchase price of $500.00 in the Conversion.

         2. Purchases of shares of Conversion Stock in the Offering by any Person, when aggregated with purchases by such Person's Affiliates and Associates, or by a group of Persons Acting in Concert, shall not exceed the lesser of 3.5% or one hundred thousand (100,000) shares of Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to ten percent (10%) of the total shares of Conversion Stock issued in the Offering.

         3. Officers and directors of Mercer Mutual and the Holding Company, together with their Associates, may not purchase in the aggregate more than thirty-three percent (33.0%) of the shares of Conversion Stock issued in the Offering.

         4. For purposes of determining compliance with paragraphs 2 and 3 above, (i) Holding Company Stock issued pursuant to the FHC Shareholder Agreement shall not be aggregated with shares of Conversion Stock purchased by any Participant in the Subscription Offering, and (ii) shares of Conversion Stock to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Participant thereunder shall not be aggregated with shares of Conversion Stock purchased by such Participant or any other purchaser of Conversion Stock in the Conversion.

         5. Directors of the Holding Company and of Mercer Mutual shall not be deemed to be Associates of one another or a group Acting in Concert with other directors solely as a result of membership on the Board of Directors of the Holding Company or the Board of Directors of Mercer Mutual or any subsidiary of Mercer Mutual.

         Subject to any required regulatory approval and the requirements of applicable law, the Holding Company may increase or decrease any of the purchase limitations set forth herein at any time; provided that in no event shall the maximum purchase limitation percentage applicable to Eligible Policyholders be less than the maximum purchase limitation percentage applicable to any other class of subscribers or purchasers in the Offerings. In the event that the individual purchase limitation is increased after commencement of the Subscription Offering and the Community Offering, the Holding Company shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, such that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that either the individual purchase limitation or the number of shares of Conversion Stock to be sold in the Conversion is decreased after commencement of the Subscription Offering and the Community Offering, the order of any Person who subscribed for the maximum number of shares of Conversion Stock shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

         Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under this Plan or otherwise imposed by law. In the event that such purchase limitations are violated by any Person (including any Associate or Affiliate of such Person or Person otherwise Acting in Concert with such Person), the Holding Company shall have the right to purchase from such Person at the Purchase Price all shares acquired by such Person in excess of any such purchase limitation or, if such excess shares have been sold by such Person, to receive the difference between the aggregate Purchase Price paid for such excess shares and the proceeds received by such Person from the sale of such excess shares. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

      G.    RESTRICTIONS ON AND OTHER CHARACTERISTICS OF CONVERSION STOCK.

         1. Transferability.

         Conversion Stock purchased by Persons other than directors and officers of Mercer Mutual and directors and officers of the Holding Company may be transferred without restriction under this Plan. Conversion Stock purchased by such directors and officers may not be sold for a period of one (1) year from the Effective Date, provided that a sale by a personal representative of a deceased director or officer shall not be considered a sale by such director or officer.

         The certificates representing shares of Conversion Stock issued by the Holding Company to such directors and officers shall bear the following legend:

         The shares of stock evidenced by this Certificate are restricted as to transfer pursuant to the provisions of the Pennsylvania Insurance Company Mutual-to-Stock Conversion Act (the "Conversion Act") and the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold without an opinion of counsel for Mercer Insurance Group, Inc. that such sale is permissible under the provisions of the Conversion Act and the Securities Act.

         In addition, the Holding Company shall give appropriate instructions to its transfer agent with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued pursuant to a stock dividend, stock split or otherwise, with respect to such restricted shares of Conversion Stock shall be subject to the same restrictions as are then applicable to such restricted shares of Conversion Stock.

         2. Voting Rights.

         After the consummation of the Conversion, exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock and the Holding Company will have exclusive voting rights with respect to the Converted Company Capital Stock.

         3. Purchases by Officers, Directors and Associates Following
Conversion.

         Without the prior approval of the Commissioner, officers and directors of the Converted Company and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three (3) years following the Effective Date from purchasing outstanding shares of Holding Company Stock, except through a broker-dealer. Notwithstanding this restriction: (i) block purchases involving more than one percent (1%) of the then outstanding shares of Holding Company Stock may be made without the use of a broker-dealer if approved in writing by the Department, and (ii) purchases may be made by or for the account of an officer or director (a) pursuant to a Tax-Qualified Employee Stock Benefit Plan or (b) pursuant to a Non-Tax-Qualified Employee Stock Benefit Plan approved by the shareholders of the Holding Company pursuant to Section 921-A(b) of the Act.

      H.    MAILING OF OFFERING MATERIALS AND COLLECTION OF SUBSCRIPTIONS.

         After approval of this Plan by the Department and the declaration of the effectiveness of the Registration Statement by the SEC, the Holding Company shall distribute the Subscription and Community Offering Prospectus and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of this Plan.

         The recipient of an Order Form must properly complete, execute and return the original Order Form to the Holding Company on or before the last day of the Subscription Offering or the Community Offering, as the case may be. Photocopies of Order Forms will not be accepted. A self-addressed, postage paid return envelope shall accompany the Order Form when delivered by the Holding Company to a potential subscriber. The Holding Company will collate the returned Order Forms upon completion of the Subscription Offering and the Community Offering. The failure by a Person to return a properly completed and executed original Order Form within the prescribed time limit shall be deemed a waiver and a release by such Person of any right to purchase shares of Conversion Stock hereunder.

         The sale of all shares of Conversion Stock shall be completed within 45 days after the last day of the Subscription Offering unless extended by the Holding Company with the approval of the Department.

      I.    METHOD OF PAYMENT.

         Payment for all shares of Conversion Stock subscribed for in the Subscription Offering and the Community Offering must be received in full by the Holding Company, together with properly completed and executed Order Forms indicating the number of shares being subscribed for and such other information as may be required thereon, on or prior to the expiration date specified on the Order Form, unless such date is extended by the Holding Company. Payment for all shares of Conversion Stock may be made by check or money order.

         Tax-Qualified Employee Stock Benefit Plans may subscribe for shares of Conversion Stock by submitting an Order Form, together with (in the case of an employee stock ownership plan) evidence of a loan commitment from the Holding Company or an unrelated financial institution for the purchase of the shares of Conversion Stock, during the Subscription Offering and by making payment for the shares subscribed for on or before the Effective Date.

      J.    UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS, INSUFFICIENT PAYMENT.

         In the event that an Order Form: (i) is not delivered to the addressee and is returned to the Holding Company by the United States Postal Service (or the Holding Company or Mercer Mutual are unable to locate the addressee); (ii) is not received by the Holding Company or is received by the Holding Company after the date specified thereon; (iii) is a photocopy or is defectively completed or executed, (iv) is not accompanied by payment in full for the shares of Conversion Stock subscribed for, or (v) is violative of the Act or this Plan in any way, then the Subscription Rights of the Person to whom such rights have been granted will not be honored and such Person will be treated as having failed to return the completed Order Form within the time period specified. Alternatively, the Holding Company may (but will not be required to) waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company may specify. Subscription orders, once tendered, may not be revoked. The Holding Company's determinations with respect to the acceptability of the Order Forms will be final, conclusive and binding upon all Persons and neither the Holding Company nor Mercer Mutual (or the directors, officers, employees and agents of any of them) shall be liable to any Person in connection with any such determination.

      K.    PERSONS WHO RESIDE IN NON-QUALIFIED STATES OR IN FOREIGN COUNTRIES.

         The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Conversion Stock pursuant to this Plan reside. However, the Holding Company shall not be required to offer or sell Conversion Stock to any Person who resides in a foreign country or who resides in a state of the United States with respect to which any of the following apply: (i) a small number of Persons otherwise eligible to subscribe for shares of Conversion Stock under this Plan reside in such state or foreign country, (ii) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Person would require the Holding Company or Mercer Mutual or their employees to register under the securities laws of such state as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country, or (iii) such registration qualification would be impracticable for reasons of cost or otherwise. No payment will be made to any Person in lieu of the granting of Subscription Rights to any such Person.

      L.    SALES COMMISSIONS.

         Sales commissions may be paid as determined by the Holding Company or its designee to securities dealers assisting subscribers in making purchases of Conversion Stock in the Subscription Offering or in the Community Offering. In addition, a sales commission may be paid to a securities dealer for advising and consulting with respect to, or for managing the sale of Conversion Stock in, the Subscription Offering, the Community Offering or any other offering.

      M.    FRACTIONAL SHARES.

         No fractional shares of Conversion Stock shall be issued in the Conversion. All allocations required to be made hereunder in the event of an oversubscription in the Subscription Offering shall be rounded down to the nearest whole share.

      N.    REPURCHASE OF CONVERSION STOCK.

         Without the prior approval of the Department, for a period of three (3) years from the Effective Date, neither the Holding Company nor the Converted Company shall repurchase any Holding Company Stock from any Person, except that this restriction shall not apply to either:

                  (1) A repurchase on a pro rata basis pursuant to an offer made to all shareholders of the Holding Company; or

                  (2) A purchase in the open market by a Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan in an amount reasonable and appropriate to fund such Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan.

VIII. ARTICLES OF INCORPORATION

         As part of the Conversion, Articles of Incorporation will be adopted by Mercer Mutual to authorize the Converted Company to operate as a Pennsylvania stock insurance company. By approving this Plan, the Eligible Policyholders of Mercer Mutual also will approve amending Mercer Mutual's existing Articles of Incorporation. Prior to completion of the Conversion, the form of amended Articles of Incorporation may be revised in accordance with the provisions and limitations for amending this Plan under Section XI below. The amendment of the existing Articles of Incorporation of Mercer Mutual shall occur on the Effective Date.

IX. REGISTRATION AND MARKET MAKERS

         In connection and concurrently with the Conversion, the Holding Company shall register the Holding Company Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

         The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the Holding Company Stock. The Holding Company also shall use its best efforts to have the Holding Company Stock quoted on the National Association of Securities Dealers, Inc. Automated Quotation System or listed on a national or regional securities exchange.

X. STATUS OF POLICIES IN FORCE ON THE EFFECTIVE DATE

         Each policy of insurance issued by Mercer Mutual and in force on the Effective Date shall remain in force as a policy issued by the Converted Company in accordance with the terms of such policy, except that, as of the Effective
Date: (i) all voting rights (if any) of the holder of such policy shall be extinguished, (ii) all rights (if any) of the holder of such policy to share in the surplus of Mercer Mutual or the Converted Company shall be extinguished, and
(iii) in the case of a participating policy, the Converted Company shall have the right on the renewal date of such policy to issue a nonparticipating policy as a substitute for the participating policy.

XI. INTERPRETATION, AMENDMENT AND TERMINATION OF THE PLAN

      A.    INTERPRETATION OF THIS PLAN.

         The Board of Directors of Mercer Mutual and the Board of Directors of the Holding Company shall have the exclusive authority to interpret and apply the provisions of this Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement this Plan. Any such interpretation, application or determination made in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be final, conclusive and binding upon all Persons, and neither the Holding Company nor Mercer Mutual (or the directors, officers, employees or agents of either of them) shall be liable to any Person in connection with any such interpretation, application or determination.

      B.    AMENDMENT.

         This Plan may be amended, as follows:

         1. Before Approval by the Department. This Plan may be amended at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of the Holding Company and two-thirds of the directors of Mercer Mutual then in office.

         2. After Approval by the Department. This Plan may be amended at any time after its approval by the Department by the affirmative vote of two-thirds of the directors of the Holding Company and two-thirds of the directors of Mercer Mutual then in office; provided, however, that any such amendment shall be subject to approval by the Department.

         3. After Approval by the Eligible Policyholders. This Plan may be amended at any time after its approval by the Eligible Policyholders and prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Holding Company and two-thirds of the directors of Mercer Mutual then in office; provided, however, that any such amendment shall be subject to approval by the Department; and provided further that, if such amendment is determined by the Department to be material, such amendment shall be subject to approval by the affirmative vote of at least two-thirds of the votes cast at a meeting of the Eligible Policyholders called for that purpose.

         4. Certain Conforming Amendments. In the event that the Department adopts mandatory regulations applicable to the Conversion prior to the Effective Date, this Plan may be amended to conform to such regulations at any time prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Holding Company and two-thirds of the directors of Mercer Mutual then in office and no resolicitation of proxies or further approval by the Eligible Policyholders shall be required. In the event that the Department adopts regulations applicable to the Conversion prior to the Effective Date and if such regulations contain optional provisions, this Plan may be amended to conform to any such optional provision at any time before the Effective Date by the affirmative vote of two-thirds of the directors of the Holding Company and two-thirds of the directors of Mercer Mutual then in office, and no resolicitation of proxies or further approval by the Eligible Policyholders shall be required.

      C.    TERMINATION.

         This Plan may be terminated as follows:

         1. Before Approval by the Department. This Plan may be terminated at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of the Holding Company and two-thirds of the directors of Mercer Mutual then in office.

         2. After Approval by the Department. This Plan may be terminated at any time after it is approved by the Department by the affirmative vote of two-thirds of the directors of the Holding Company and two-thirds of the directors of Mercer Mutual then in office.

         3. After Approval by the Eligible Policyholders. This Plan may be terminated at any time after it is approved by the Eligible Policyholders and prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Holding Company and two-thirds of the directors of Mercer Mutual then in office.

      D.    BINDING UPON ELIGIBLE POLICYHOLDERS.

         By approving this Plan, the Eligible Policyholders of Mercer Mutual authorize the amendment and termination of this Plan in accordance with the provisions of this Section XI.

XII. STOCK COMPENSATION PLAN

         It is the intention of the Holding Company to adopt a stock compensation plan (the "Stock Compensation Plan"). In accordance with the requirements of the Act, the Stock Compensation Plan will be subject to approval by the shareholders of the Holding Company at a meeting to be held after the expiration of six (6) months from the Effective Date.

         The Stock Compensation Plan will authorize the Board of Directors of the Holding Company to grant to directors, officers and employees of the Holding Company and its subsidiaries (including the Converted Company) (i) options to purchase in the aggregate that number of shares of Holding Company Stock equal to ten percent (10%) of the number of shares sold in the Offering, and (ii) in the aggregate, that number of restricted shares of Holding Company Stock equal to four percent (4%) of the number of shares sold in the Offering, which shares of restricted stock will vest at a rate no greater than ratably over a period of five (5) years (i.e., if vesting is ratable, then twenty percent (20%) of the shares would vest each year on the anniversary of the date of grant), except that accelerated vesting will be permitted under the Stock Compensation Plan upon the occurrence of certain events specified therein.

XIII. OTHER ISSUANCE OF HOLDING COMPANY STOCK OUTSIDE OF THE PLAN

         On May 31, 2001, Mercer Mutual acquired 49% of the voting common stock and 50% of the nonvoting series A preferred stock of FHC. Pursuant to the FHC Shareholder Agreement and the FHC Certificate of Incorporation, in the event of the Conversion of Mercer Mutual, the holders of all capital stock of FHC have the right to exchange their FHC capital stock for that number of shares of Holding Company Stock equal to the value of each class of FHC capital stock, as determined pursuant to the FHC Shareholders Agreement and the FHC Certificate of Incorporation, divided by the Purchase Price. Holding Company Stock issued to the holders of capital stock of FHC will be dilutive to the ownership interests of Eligible Policyholders.

         Pursuant to the Franklin Settlement Agreement, the parties agreed that, in the event of a Conversion, (i) Mercer Mutual will grant to Franklin Mutual Insurance Company the right to purchase the same number of shares of Holding Company Stock as an Eligible Policyholder can purchase under Section VII(C)(1) of this Plan, and (ii) Franklin Mutual Insurance Company will not interfere with the Conversion or support or finance any other Person in doing so. If Franklin Mutual Insurance Company exercises its option to acquire Holding Company Stock, any shares of Holding Company Stock so issued, if any, will be dilutive to the ownership interests of Eligible Policyholders.